Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Rimage Corporation:

We consent to incorporation by reference in the Registration Statements (Nos. 333-147344, 333-34788, 333-53875, 333-69550, 333-106901 and 333-127244) on Form S-8 of Rimage Corporation of our reports dated March 14, 2008, with respect to the consolidated balance sheets of Rimage Corporation and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2007, and the related consolidated financial statement schedule, and our report dated March 14, 2008 with respect to the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007 annual report on Form 10-K of Rimage Corporation.

As discussed in Note 1 to the consolidated financial statements, the Company adopted Statement of Financial Accounting Standards No. 123R, “Share-Based Payment”, on January 1, 2006.

/s/ KPMG LLP

Minneapolis, Minnesota

March 14, 2008